UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) July 27, 1999

                              FIRSTCOM CORPORATION
             (Exact name of registrant as specified in its charter)

               Texas                    0-25194             87-0464860
------------------------------------ ---------------- ------------------------
    (State or other jurisdiction      (Commission        (I.R.S. Employer
 of incorporation or organization)    File Number)     Identification No.)


                               220 Alhambra Circle
                                    Suite 910
                           Coral Gables, Florida 33134
     ----------------------------------------------------------------------
          (Address, including zip code, of principal executive office)

                                 (305) 448-4422
                Registrants telephone number, including area code


   (Former name, former address and fiscal year, if changed since last report)

ITEM 5. Other Events

On July 27, 1999, the registrant reached an agreement with the sellers of Teleductos S.A. (now known as FirstCom Colombia S.A.) to convert the remaining $5 million of promissory notes issued in connection with the registrants February 1999 acquisition of Teleductos S.A., into 500,000 shares (the "Teleductos Shares") of FirstCom Corporation common stock, at a price of $10 per share. The registrant filed a Form S-3 registration statement on August 2, 1999 with the Securities and Exchange Commission (the "SEC") to register the Teleductos Shares. The Form S-3 Registration Statement was declared effective by the SEC on August 4, 1999.

ITEM 7. Exhibits.

         Exhibits.

              10.1 Agreement Amendment dated as of July 27, 1999 between FirstCom Teleductos (B.V.I) Inc., Varel International Limited and Zelbord Properties Limited.

              10.2 Registration Rights Agreement dated as of July 27, 1999 between FirstCom Corporation, Varel International Limited and Zelbord Properties Limited.

              20.1 Press release issued August 5, 1999 in connection with the conversion of $5 million of Promissory notes by the sellers of Teleductos S.A. (now known as FirstCom Colombia S.A.), into 500,000 shares of FirstCom Corporation common stock at a price of $10 per share.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:    August 5, 1999             By: /s/ Patricio E. Northland
                                               --------------------------------
                                               Patricio E. Northland
                                               Chairman of the Board, President
                                               and Chief Executive Officer

EXHIBIT INDEX

  EXHIBIT                       DESCRIPTION
  -------                       -----------

   10.1   Agreement Amendment dated as of July 27, 1999 between
          FirstCom Teleductos (B.V.I) Inc., Varel International
          Limited and Zelbord Properties Limited.

   10.2 Registration Rights Agreement dated as of July 27, 1999 between FirstCom Corporation, Varel International Limited and Zelbord Properties Limited.

   20.1 Press release issued August 5, 1999 in connection with the conversion of $5 million of Promissory notes by the sellers of Teleductos S.A. (now known as FirstCom Colombia S.A.), into 500,000 shares of FirstCom Corporation common stock at a price of $10 per share.